                                                                Exhibit 3.2


                               BY-LAWS

                                 OF

                             AYURCORE, INC.

                       (a Delaware corporation)

                   (as amended through May 13, 1998)


                              ARTICLE I

                                Office

     Section 1.1. Registered Office. The registered office of AyurCore, Inc. (the "Corporation") in the State of Delaware shall be located at 15 East North Street, in the City of Dover, County of Kent, or at such other place as the Board of Directors may at any time or from time to time designate.

     Section 1.2. Registered Agent. The registered agent of the Corporation in the State of Delaware at its registered office is United Corporate Services, Inc., or such other person, firm or corporation as the Board of Directors may at any time or from time to time designate.

     Section 1.3. Other Offices. The Corporation may establish or discontinue, from time to time, an office or offices and places of business other than said registered office, within or without the State of Delaware, as may be deemed proper for the conduct of the business of the Corporation.





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                                      ARTICLE II

                               Meetings of Stockholders

         Section 2.1. Annual Meeting. The annual meeting of such holders of capital stock ("Stock") as are entitled to vote thereat ("Annual Meeting of Stockholders") shall be held for the election of directors and the transaction of such other business as properly may come before it at such date and time as the Board of Directors may determine.

         Section 2.2. Special Meetings. In addition to such special meetings as are provided for by law or by the Certificate of Incorporation, special meetings of the stockholders of the Corporation may be called at any time by the Board of Directors, and shall be called by the Chairman of the Board or President upon the written request of stockholders of record holding not less than 20% of the Stock entitled to vote at the meeting. Special meetings shall be called by means of a notice as provided in Section 2.4 hereof.

         Section 2.3. Place of Meetings. All meetings of the stockholders shall be held at such place within or without the State of Delaware as shall be designated by the Board of Directors.

         Section 2.4. Notice of Meetings. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called. The notice of each Annual Meeting of Stockholders shall identify each matter intended to be acted upon at such meeting. If mailed, the notice shall be addressed to each stockholder in a postage-prepaid envelope at his address as it appears on the records of the Corpo-

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ration unless, prior to the time of mailing, the Secretary shall have received from any such stockholder a written request that notices intended for him be mailed to some other address. In such case the notice intended for such stockholder shall be mailed to the address designated in such request. Notice of each meeting of stockholders shall be delivered personally or mailed not less than ten (10) nor more than sixty (60) days before the date fixed for the meeting to each stockholder entitled to vote at such meeting.

         Section 2.5. Waiver of Notice. Whenever notice is required to be given, a written waiver thereof signed by the person entitled to notice whether before or after the time stated therein for such meeting shall be deemed equivalent to notice. Attendance of a person at a meeting of stockholders shall constitute a waiver of notice of such meeting, except as otherwise provided by law. Neither the business to be transacted at nor the purpose of any regular or special meeting of the stockholders need be specified in any written waiver of notice.

         Section 2.6. Organization of Meetings. The Chairman of the Board, if any, shall act as chairman at all meetings of stockholders at which he is present and, as such chairman, shall call such meetings of stockholders to order and shall preside thereat. If the Chairman of the Board shall be absent from any meeting of stockholders, the duties otherwise provided in this Section to be performed by him at such meeting shall be performed at such meeting by the President. If both the Chairman of the Board and the President shall be absent, such duties shall be performed by a Vice

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President designated by the Chairman of the Board to preside at such meeting.
If no such officer is present at such meeting, any stockholder or the proxy of any stockholder entitled to a vote at the meeting may call the meeting to order and a chairman to preside thereat shall be elected by a majority of those present and entitled to vote. The Secretary of the Corporation shall act as secretary at all meetings of the stockholders but, in his absence, the chairman of the meeting may appoint any person present to act as secretary of the meeting.

         Section 2.7. Stockholders Entitled to Vote. The Board of Directors may fix a date not less than ten (10) nor more than sixty (60) days preceding the date of any meeting of stockholders, or preceding the last day on which the consent of stockholders may be effectively expressed for any purpose without a meeting, as a record date for the determination of the stockholders entitled:
(a) to notice of, and to vote at, such meeting and any adjournment thereof; or
(b) to express such consent. In such case such stockholders of record on the date so fixed, shall be entitled to notice of, and to vote at, such meeting and any adjournment thereof or to express such consent, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date is so fixed.

         Section 2.8. List of Stockholders Entitled to Vote. The Secretary shall prepare and make or cause to be prepared and made, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at such meet-

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ing, arranged in alphabetical order and showing the address of each such stockholder as it appears on the records of the Corporation and the number of shares registered in the name of each such stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place specified in the notice of meeting within the city where the meeting is to be held or, if not so specified, at the place where the meeting is to be held, and a duplicate list shall be similarly open to examination at the principal place of business of the Corporation. Such list shall be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present.

         Section 2.9. Quorum and Adjournment. Except as otherwise provided by law and in the Certificate of Incorporation, the holders of a majority of the shares of Stock entitled to vote at the meeting shall constitute a quorum at each meeting of the stockholders. Where more than one class or series of Stock is entitled to vote at such a meeting, a majority of the shares of each such class or series of Stock entitled to vote at such meeting shall constitute a quorum at such meeting. In the absence of a quorum, the holders of a majority of all such shares of Stock present in person or by proxy may adjourn any meeting from time to time until a quorum shall attend. At any such adjourned meeting at which a quorum may be present, any business may be transacted which might have been transacted at the meeting as originally called. Notice

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of an adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

         Section 2.10. Order of Business. The order of business at all meetings of stockholders shall be as determined by the chairman of the meeting.

         Section 2.11. Vote of Stockholders. Except as otherwise permitted by law, by the Certificate of Incorporation or elsewhere in these By-Laws, all action by stockholders shall be taken at a meeting of the stockholders. Except as otherwise provided in the Certificate of Incorporation, every stockholder of record, as determined pursuant to Section 2.7 hereof, who is entitled to vote shall at every meeting of the stockholders be entitled to one vote for each share of Stock to participate in such vote held by such stockholder on the record date. Every stockholder entitled to vote shall have the right to vote in person or by proxy. Except as otherwise provided by law, no vote on any question upon which a vote of the stockholders may be taken need be by ballot unless the chairman of the meeting shall determine that it shall be by ballot or the holders of a majority of the shares of Stock present in person or by proxy and entitled to participate in such vote shall so demand. In a vote by ballot each ballot shall state the number of shares voted and the name of the stockholder or proxy voting. Unless otherwise provided by law or by the Certificate of Incorporation, each director shall be elected by the vote of the holders of a plurality, and all other questions shall be decided by the vote of the holders of a majority, of the shares of Stock present

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in person or by proxy at the meeting and entitled to vote on the question.

         Section 2.12. Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy. A proxy acting for any stockholder shall be duly appointed by an instrument in writing subscribed by such stockholder.

         Section 2.13. Consent of Stockholders in Lieu of Meeting. Whenever the vote of stockholders at a meeting thereof is required or permitted to be taken for or in connection with any corporate action by any provisions of the General Corporation Law of the State of Delaware, the meeting, prior notice of such meeting and the vote of the stockholders may be dispensed with and such corporate action may be taken with the written consent of the stockholders of Stock having not less than the minimum percentage of the total vote required by statute for the proposed corporate action, unless the Certificate of Incorporation or the By-Laws require a greater percentage for such action, in which case the consent shall be that of the holders of such greater percentage; provided, however, that prompt notice is given to all the stockholders who have not consented of the taking of such corporate action without a meeting and by less than unanimous written consent.


         Section 2.14. Attendance at Meetings of Stockholders. Any stockholder of the Corporation not entitled to notice of the

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meeting or to vote at such meeting shall nevertheless be entitled to attend any meeting of stockholders of the Corporation.


                                     ARTICLE III

                                 Board of Directors

         Section 3.1. Number, Election and Term of Office. The number of directors which shall constitute the entire Board of Directors of the Corporation shall be not less than three, the exact number to be fixed from time to time by the Board of Directors pursuant to a resolution duly adopted by a majority of the Board. Any decrease in the number of directors shall be effective at the time of the next succeeding Annual Meeting of Stockholders unless there shall be vacancies in the Board of Directors, in which case such decrease may become effective at any time prior to the next succeeding Annual Meeting of Stockholders to the extent of the number of such vacancies.
Directors need not be stockholders. Except as otherwise provided by statute or these By-Laws, the directors (other than members of the initial Board of Directors) shall be elected at the Annual Meeting of Stockholders. Each director shall hold office until his successor shall have been elected and qualified, or until his earlier resignation or removal.

         Section 3.2. General Powers. The business, properties and affairs of the Corporation shall be managed by or under the direction of the Board of Directors which, without limiting the generality of the foregoing, shall have the power to appoint the officers and agents of the Corporation, to fix and alter the sal-

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aries of officers, employees, and agents of the Corporation, to grant general or limited authority (including authority to delegate and sub-delegate) to officers, employees, and agents of the Corporation, to make, execute, affix the corporate seal to and deliver contracts and other instruments and documents including bills, notes, checks or other instruments for the payment of money, in the name and on behalf of the Corporation without specific authority in each case and to appoint committees in addition to those provided for in Articles IV and V hereof with such powers and duties as the Board of Directors may determine and as provided by law. The membership of such committees shall consist of such persons as are designated by the Board of Directors. In addition, the Board of Directors may exercise all the powers of the Corporation and do all lawful acts and things which are not reserved to the stockholders by law, by the Certificate of Incorporation or by the By-Laws.

         Section 3.3. Place of Meetings. Meetings of the Board of Directors may be held at the principal place of business of the Corporation or at any other place, within or without the State of Delaware, from time to time as designated by the Board of Directors. Meetings of the Board of Directors may be held, and one or more directors may attend any meeting of the Board of Directors, by telephonic conference.

         Section 3.4. Organization Meeting. The Board of Directors, including its newly elected members, shall meet and organize without notice as soon as practicable after each Annual Meeting of Stockholders at the place at which such meeting of stockholders

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took place.  If a quorum is not present, such organization meeting may be held at any other time or place which may be specified for special meetings of the Board of Directors in a notice given in the manner provided in Section 3.6 hereof or in a waiver of notice thereof.

         Section 3.5. Regular Meetings. Regular meetings of the Board of Directors shall be held at such times as may be determined by resolution of the Board of Directors. No notice shall be required for any regular meeting. Except as otherwise provided by law, any business may be transacted at any regular meeting of the Board of Directors.

         Section 3.6.   Special Meetings; Notice; and Waiver of Notice.
Special meetings of the Board of Directors shall be called by the Secretary or an Assistant Secretary at the request of the Chairman of the Board or Vice Chairman of the Board, if any, the President, a Vice President, or at the request in writing of one or more of the whole Board of Directors stating the purpose or purposes of such meeting. Notices of special meetings shall be delivered personally to each director or shall be mailed to each director either by overnight courier service or first-class mail addressed to him at his residence or usual place of business or other address provided to the Corporation, or shall be sent to him at any of such places by telegraph, telecopy, or shall be communicated to him personally or by telephone, such that such notice is received by each director not later than the three (3) days before the day on which the meeting is to be held. Notice of any meeting


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of the Board of Directors shall not be required to be given to any director if he shall sign a written waiver thereof either before or after the time stated therein for such meeting or if he shall be present at the meeting and participate in the business transacted thereat. Any and all business transacted at any meeting of the Board of Directors shall be fully effective without any notice thereof having been given if all the members shall be present thereat. Unless limited by law, the Certificate of Incorporation, the By-Laws, or by the terms of the notice thereof, any and all business may be transacted at any special meeting without the notice thereof having so specifically enumerated the matters to be acted upon.

         Section 3.7. Organization. The Chairman of the Board, if any, shall preside at all meetings of the Board of Directors at which he is present. If the Chairman of the Board shall be absent from any meeting of the Board of Directors, the duties otherwise provided in this Section 3.7 to be performed by him at such meeting shall be performed by the President, if he is a director.
If the Chairman of the Board and the President, if he is a director, shall be absent, such duties shall be performed by a director designated by the Chairman of the Board to preside at such meeting. If no such officer or director is present at such meeting, one of the directors present shall be chosen to preside by a majority vote of the members of the Board of Directors present at such meeting. The Secretary of the Corporation shall act as the secretary at all


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meetings of the Board of Directors and, in his absence, a temporary secretary shall be appointed by the chairman of the meeting.

         Section 3.8. Quorum and Adjournment. Except as otherwise provided by these By-Laws and by the Certificate of Incorporation, at every meeting of the Board of Directors a majority of the total number of directors shall constitute a quorum. Except when the total number of directors is one, in no event shall a quorum consist of less than two directors. Except as otherwise provided by law, by the Certificate of Incorporation or elsewhere herein (including without limitation in Sections 2.11, 3.12, 4.1, 4.8, 5.1, 6.3, or
10.2 hereof), the vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum, any meeting may be adjourned from time to time until a quorum is present. Notice of an adjourned meeting shall be required to be given if notice was required to be given of the meeting as originally called.

         Section 3.9. Voting. On any question on which the Board of Directors shall vote, the names of those voting and their votes shall be entered in the minutes of the meeting when any member of the Board of Directors present at the meeting so requests.

         Section 3.10. Acting Without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or of such committee,

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as the case may be, consent thereto in writing and such written consents are filed with the minutes of such proceeding.

         Section 3.11. Resignations. Any director may resign at any time by written notice thereof to the Corporation. Any resignation shall be effective immediately unless some other time is specified for it to take effect. Acceptance of any resignation shall not be necessary to make it effective unless such resignation is tendered subject to such acceptance.

         Section 3.12. Filling of Vacancies. Unless otherwise provided by the Certificate of Incorporation, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled by the Board of Directors at any meeting by affirmative vote of a majority of the remaining directors then in office or by a sole remaining director though the remaining director or directors be less than the quorum provided for in Section 3.8 hereof. Each director so elected shall hold office until his successor shall have been elected and qualified or until his earlier resignation or removal.

         Section 3.13. Compensation. The Board of Directors shall have the authority to fix the compensation, including without limitation, fees and expenses, of directors for services to the Corporation in any capacity.

         Section 3.14. Records. The Board of Directors shall keep minutes of its acts and proceedings. Any action taken by the

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Board of Directors shall be entered into the minutes of the Board of Directors.
Each director shall be entitled to receive a copy of the minutes of the Board of Directors at his request.


                                      ARTICLE IV

                                 Executive Committee

         Section 4.1. Appointment and Powers. The Board of Directors may, by resolution adopted by affirmative vote of a majority of the whole Board of Directors, appoint an Executive Committee and the members thereof consisting of one or more members which shall have and may exercise, during the intervals between the meetings of the Board of Directors, all of the powers of the Board of Directors in the management of the business, properties and affairs of the Corporation; provided, however, that the foregoing is subject to the applicable provisions of law and the Certificate of Incorporation and shall not be construed as authorizing action by the Executive Committee with respect to any action which is required to be taken by vote of a specified proportion of the whole Board of Directors. So far as practicable, the members of the Executive Committee shall be appointed at the organization meeting of the Board of Directors in each year and, unless sooner discharged by affirmative vote of a majority of the whole Board of Directors, shall hold office until the next annual organization meeting of the Board of Directors and until their respective successors are appointed or until they sooner die, resign or are removed. All acts done and powers conferred by the Executive Com-


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mittee shall be deemed to be, and may be certified as being, done or conferred under authority of the Board of Directors.

         Section 4.2. Place of Meetings. Meetings of the Executive Committee may be held at the principal place of business of the Corporation or at any other place within or without the State of Delaware from time to time designated by the Board of Directors or the Executive Committee. Meetings of the Executive Committee may be held, and one or more members may attend any meeting of the Executive Committee, by telephonic conference.

         Section 4.3. Meetings; Notice; and Waiver of Notice. Regular meetings of the Executive Committee shall be held at such times as may be determined by resolution either of the Board of Directors or the Executive Committee and no notice shall be required for any regular meeting. Special meetings of the Executive Committee shall be called by the Secretary or an Assistant Secretary upon the request of any member of the Executive Committee. Notices of special meetings shall be delivered personally to each member or shall be mailed to each member either by overnight courier service or first-class mail addressed to him at his residence or usual place of business or other address provided to the Corporation, or shall be sent to him at any of such places by telegraph, telecopy, or shall be communicated to him personally or by telephone, such that such notice is received by each member not later than the business day before the date fixed for the meeting. Notice of any such meeting shall not be required to be given to any member of the Executive Committee if he shall sign a written waiver

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thereof either before or after the time stated therein for such meeting or if he shall be present at the meeting and participate in the business transacted thereat, and all business transacted at any meeting of the Executive Committee shall be fully effective without any notice thereof having been given if all the members shall be present thereat. Unless limited by law, the Certificate of Incorporation, the By-Laws, or the terms of notice thereof, any and all business may be transacted at any special meeting without the notice thereof having specifically enumerated the matters to be acted upon.

         Section 4.4. Organization. The Chairman of the Executive Committee shall preside at all meetings of the Executive Committee at which he is present. In the absence of the Chairman of the Executive Committee, the Chairman of the Board, if he is a member of the Executive Committee, shall preside at meetings of the Executive Committee at which he is present. In the absence of the Chairman of the Executive Committee and the Chairman of the Board, the President, if he is a member of the Executive Committee, shall preside at meetings of the Executive Committee at which he is present. In the absence of the Chairman of the Executive Committee, the Chairman of the Board, the President, if he is a member of the Executive Committee, one of the members present shall be chosen by the members of the Executive Committee present to preside at such meeting. The Secretary of the Corporation shall act as secretary at all meetings of the Executive Committee, if he is a member thereof, and, in his absence, or if he is not a member thereof, a


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temporary secretary shall be appointed by the secretary of the meeting.

         Section 4.5. Quorum and Adjournment. A majority of the members of the Executive Committee shall constitute a quorum for the transaction of business. The vote of a majority of those present at any meeting at which a quorum is present shall be the act of the Executive Committee. In the absence of a quorum, any meeting may be adjourned from time to time until a quorum is present. No notice of any adjourned meeting shall be required to be given other than by announcement at the meeting that is being adjourned.

         Section 4.6. Voting. On any question on which the Executive Committee shall vote, the names of those voting and their votes shall be entered in the minutes of the meeting when any member of the Executive Committee present at the meeting so requests.

         Section 4.7. Records. The Executive Committee shall keep minutes of its acts and proceedings which shall be submitted at the next regular meeting of the Board of Directors. Any action taken by the Board of Directors with respect thereto shall be entered in the minutes of the Board of Directors. Each director shall be entitled to receive a copy of the minutes of the Executive Committee at his request.

         Section 4.8. Vacancies; Alternate Members; and Absences. In case of any increase in the number of members of the Executive Committee or of any vacancy created by death, resignation, disqualification or otherwise, the additional member or members may be elected or the vacancy or vacancies filled,as the case

                                         -17-
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may be, by affirmative vote of a majority of the remaining Board of Directors or by a sole remaining director, though the remaining director or directors be less than the quorum provided for herein. By similar vote, the Board of Directors may designate one or more directors as alternate members of the Executive Committee who may replace any absent or disqualified member at any meeting of the Executive Committee.


                                      ARTICLE V

                            Other Committees of the Board

         Section 5.1. Appointing Other Committees of the Board. The Board of Directors may from time to time by resolution adopted by affirmative vote of a majority of the whole Board of Directors appoint other committees of the Board of Directors and the members thereof which shall have such powers of the Board of Directors and such duties as the Board of Directors may properly determine and as provided by law. Such other committee of the Board of Directors shall consist of one or more directors. By similar vote, the Board of Directors may designate one or more directors as alternate members of any such committee who may replace any absent or disqualified member at any meeting of any such committee. In the absence or disqualification of any member of any such committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.


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         Section 5.2.   Place and Time of Meetings; Notice; Waiver of Notice;
and Records. Meetings of such committees of the Board of Directors may be held at any place, within or without the State of Delaware, from time to time designated by the Board of Directors or the committee. Regular meetings of any such committee shall be held at such times as may be determined by resolution of the Board of Directors or the committee and no notice shall be required for any regular meeting. A special meeting of any such committee shall be called by resolution of the Board of Directors or by the Secretary or an Assistant Secretary upon the request of any member of the committee. The provisions of
Section 4.3 hereof with respect to notice and waiver of notice of special meetings of the Executive Committee shall also apply to all special meetings of other committees of the Board of Directors. Any such committee may make rules for holding and conducting its meetings and shall keep minutes of all meetings. Meetings of any such committee may be held, and one or more members of such committee may attend any meeting of such committee, by telephonic conference.


                                      ARTICLE VI

                                     The Officers

         Section 6.1. Officers. The officers of the Corporation shall be a Chairman of the Board, President, Secretary and Treasurer. The officers shall be elected by the Board of Directors. The Board of Directors may also elect a Vice Chairman of the Board, one or more Vice Presidents, one or more Executive Vice

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

Presidents, a Chairman of the Executive Committee, a Controller, one or more Second Vice Presidents, Assistant Secretaries, Assistant Treasurers, Assistant Controllers and such other officers and agents as in their judgment may be necessary or desirable. The Chairman of the Board, the Vice Chairman of the Board and the Chairman of the Executive Committee shall be selected from the directors.

         Section 6.2. Terms of Office and Vacancies. So far as is practicable, all officers shall be appointed at the organization meeting of the Board of Directors in each year and, except as otherwise provided in Sections 6.1, 6.3, and 6.4 hereof, shall hold office until the organization meeting of the Board of Directors in the next subsequent year and until their respective successors are elected and qualify or until they sooner die, retire, resign or are removed. If any vacancy shall occur in any office, the Board of Directors may elect a successor to fill such vacancy for the remainder of the term.

         Section 6.3. Removal of Officers. Any officer may be removed at any time, either with or without cause, by affirmative vote of a majority of the whole Board of Directors at any regular meeting or at any special meeting called for that purpose.

         Section 6.4. Resignations. Any officer may resign at any time by giving written notice thereof to the Corporation. Any resignation shall be effective immediately unless some other date is specified for it to take effect. Acceptance of any resignation

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

shall not be necessary to make it effective unless such resignation is tendered to such acceptance.

         Section 6.5. Officers Holding More Than One Office. Any officer may hold two or more offices so long as the duties of such offices can be consistently performed by the same person.

         Section 6.6. The Chairman of the Board. The Chairman of the Board shall be a member of the Board of Directors, and, subject to the control of the Board of Directors, shall have general and active charge, control and supervision of the business, property and affairs of the Corporation. As provided in Section 2.6 hereof, he shall act as chairman at all meetings of the stockholders at which he is present; as provided in Section 3.7 hereof, he shall preside at all meetings of the Board of Directors at which he is present; and as provided in Section 4.4 hereof, in the absence of the Chairman of the Executive Committee, he shall preside at all meetings of the Executive Committee at which he is present, if he is a member thereof. He shall also perform such other duties and shall have such other powers as may from time to time be assigned to him by the Board of Directors.

         Section 6.7. The Vice Chairman of the Board. The Vice Chairman of the Board shall perform such duties and have such powers as may from time to time be assigned to him by the Board of Directors.

         Section 6.8. The President. The President shall perform such duties and have such powers as may from time to time be assigned to him by the Board of Directors. As provided in Section

4.4 hereof, in the absence of the Chairman of the Executive Committee and the Chairman of the Board, he shall preside at all meetings of the Executive Committee at which he is present, if he is a member thereof. In the absence or disability of the Chairman of the Board, the duties of the Chairman of the Board, including those duties set forth in Sections 2.6, 3.7 and 4.4 hereof, shall be performed and his powers may be exercised by the President. If neither the President nor the Chairman of the Board is available, the duties of the President shall be performed and his powers may be exercised by such member of the Board of Directors as may be designated by the President and, failing such designation or in the absence of the person so designated, by such member of the Board of Directors as may be designated by the Chairman of the Board.

         Section 6.9. The Vice Presidents. The Vice Presidents, including the Executive Vice Presidents, shall perform such duties and have such powers as may from time to time be assigned to them by the Board of Directors, the Chairman of the Board or the President.

         Section 6.10. The Secretary. The Secretary shall attend to the giving of notice of each meeting of stockholders, the Board of Directors and committees thereof and, as provided in Sections 2.6, 3.7, and 4.4 hereof, shall act as secretary at each meeting of stockholders, directors and the Executive Committee, if he is a member thereof. He shall keep minutes of all proceedings at such meetings as well as of all proceedings at all meetings of such other committees of the Board of Directors as any such committee shall direct him to so keep. The Secretary shall have charge of the corporate seal and he or any officer of the Corporation shall have authority to attest to any and all instruments or writings to which the same may be affixed. He shall keep and account for all books, documents, papers and records of the Corporation except those for which some other officer or agent is properly accountable. He shall generally perform all the duties usually appertaining to the office of secretary of a corporation. In the absence of the Secretary, such person as shall be designated by the chairman of any meeting shall perform his duties.

         Section 6.11. The Treasurer. The Treasurer shall have the care and custody of all the funds of the Corporation and shall deposit such funds in such banks or other depositories as the Board of Directors or any officer or officers thereunto duly authorized by the Board of Directors shall from time to time direct or approve. In the absence of a Controller, he shall perform all duties appertaining to the office of Controller of the Corporation. He shall generally perform all the duties usually appertaining to the office of a treasurer of a corporation. When required by the Board of Directors, he shall give bonds for the faithful discharge of his duties in such sums and with such sureties as the Board of Directors shall approve. In the absence of the Treasurer, such person as shall be designated by the Chairman of the Board or President shall perform his duties.

         Section 6.12. The Controller. The Controller shall prepare and have the care and custody of the books of account of the Corporation. He shall keep a full and accurate account of all moneys received and paid on account of the Corporation. He shall render a statement of his accounts whenever the Board of Directors shall require. He shall generally perform all the duties usually appertaining to the office of controller of a corporation. When required by the Board of Directors, he shall give bonds for the faithful discharge of his duties in such sums and with such sureties as the Board of Directors shall approve.

         Section 6.13. Additional Powers and Duties. In addition to the foregoing specifically enumerated duties and powers, the several officers of the Corporation shall perform such other duties and exercise such further powers as the Board of Directors may from time to time determine or as may be assigned to them by any superior officer.



                                     ARTICLE VII

                             Stock and Transfers of Stock

         Section 7.1. Stock Certificates. The Stock of the Corporation shall be represented by certificates signed by two officers of the Corporation, one the Chairman of the Board, the Vice Chairman of the Board, the President or a Vice President and the other the Secretary or an Assistant Secretary. Any or all of the signatures may be a facsimile. Such certificates shall be sealed with the seal of the Corporation. Such seal may be a facsimile, engraved or printed. In case any officer who has signed any such certificate shall have ceased to be such officer before such certificate is issued, it may nevertheless be issued by the Corporation with the same effect as if he were such officer at the date of issue. Certificates representing the Stock of the Corporation shall be in such form as shall be approved by the Board of Directors.

         Section 7.2. Registration of Transfers of Stock. Registration of a transfer of Stock shall be made on the books of the Corporation only upon presentation by the person named in the certificate evidencing such stock, or by an attorney lawfully authorized in writing, upon surrender and cancellation of such certificate, with duly executed assignment and power of transfer endorsed thereon or attached thereto, and with such proof of the authenticity of the signature thereon as the Corporation or its agents may reasonably require.

         Section 7.3. Lost Certificates. In case any certificate representing Stock shall be lost, stolen or destroyed, the Board of Directors in its discretion or any officer or officers thereunto duly authorized by the Board of Directors may authorize the issuance of a substitute certificate in the place of the certificate so lost, stolen or destroyed; provided, however, in each such case the Corporation may require the owner of the lost, stolen or destroyed certificate or his legal representative to give the Corporation evidence which the Corporation determines in its discretion satisfactory of the loss, theft or destruction of such certificate and of the ownership thereof and may also require a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

         Section 7.4. Determination of Stockholders of Record for Certain Purposes. In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix in advance a record date which shall not be more than sixty
(60) days prior to any such action.


                                     ARTICLE VIII

                            Indemnification and Insurance

         Section 8.1. The Corporation may indemnify, to the maximum extent permitted by law, whomever the Corporation has the power to indemnify under the provisions of the General Corporation Law of the State of Delaware, or otherwise.
         Section 8.2. Expenses incurred in defending or investigating a threatened or pending action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article VIII.

         Section 8.3. The indemnification and advancement of expenses provided by or granted pursuant to this Article VIII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any By-law, agreement, contract, vote of stockholders or disinterested directors or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

         Section 8.4. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power or the obligation to indemnify him against such liability under the provisions of this Article VIII.

         Section 8.5. For purposes of this Article VIII, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this
Article VIII with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

         Section 8.6. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII, shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.


                                      ARTICLE IX

                                    Miscellaneous

         Section 9.1. Seal. The seal of the Corporation shall have inscribed thereon the name of the Corporation, the year of its organization and the state of its incorporation.

         Section 9.2. Fiscal Year. The fiscal year of the Corporation shall be determined by the Board of Directors.

         Section 9.3. Signatures on Negotiable Instruments. All bills, notes, checks or other instruments for the payment of money shall be signed or countersigned by such officers or agents of Cor-poration and in such manner as from time to time may be prescribed by resolution (whether general or special) of the Board of Directors or as may be prescribed by any officer or officers or any officer and agent jointly thereunto duly authorized by the Board of Directors.

         Section 9.4. Books of the Corporation. Except as otherwise provided by law, the books of the Corporation shall be kept at the principal place of business of the Corporation and at such other locations as the Board of Directors may from time to time determine.

         Section 9.5. References to Gender. Whenever in the By-Laws reference is made to the masculine gender, such reference shall where the context so requires be deemed to include the feminine gender, and the By-Laws shall be read accordingly.

         Section 9.6. References to Articles and Section Numbers and to the By-Laws and the Certificate of Incorporation. Whenever in the By-Laws reference is made to an Article or Section number, such reference is to the number of an Article or Section of the By-Laws. Whenever in the By-Laws reference is made to the By-Laws, such reference is to these By-Laws of the Corporation as the same may be from time to time amended. Whenever reference is made to the Certificate of Incorporation, such reference is to the Certificate of Incorporation of the Corporation as the same may from time to time be amended.

                                      ARTICLE X

                                      Amendments

         Section 10.1. Stockholders. Except as provided in these By-Laws or in the Certificate of Incorporation, these By-Laws may be amended or repealed, or new By-Laws may be adopted, at any annual or special meeting of the stockholders, by a majority of the total votes of the stockholders, or when stockholders are required to vote by class, by a majority of the appropriate class, in person or represented by proxy and entitled to vote on such action; provided, however, that the notice of such meeting shall have been given as provided in these By-Laws, which notice shall mention that amendment or repeal of these By-Laws, or the adoption of new By-Laws, is one of the purposes of such meeting.

         Section 10.2. Directors. Except as provided in the Certificate of Incorporation or these By-Laws, these By-Laws may also be amended or repealed or new By-Laws may be adopted by vote of two-thirds of all members of the Board at any meeting thereof; provided, however, that notice of such meeting shall have been given as provided in these By-Laws, which notice shall mention that amendment or repeal of the By-Laws, or the adoption of new By-Laws, is one of the purposes of such meeting. By-Laws adopted by the Board may be amended or repealed by the stockholders as provided in Section 10.1 of this Article X.

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